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                                                                   Exhibit 10.30

CORRESPONDENT     This Agreement is dated the 15th day of June, 1998,
AGREEMENT         between Citicorp Mortgage, Inc. ("Citicorp") and E Loan, Inc.
                  ("Correspondent").
FORM 200

         In consideration of the terms contained in this Agreement, Citicorp and Correspondent agree as follows:

1.       PURCHASE AND SALE OF MORTGAGE LOANS

         From time to time, Correspondent may sell to Citicorp and Citicorp may purchase from Correspondent one or more mortgage loans in accordance with the procedures and on the terms and conditions set forth in Citicorp's Correspondent Manual ("Manual"), Citicorp's requirements ("Program Requirements") as amended from time to time for each type of loan, and this Agreement.

         Regarding each mortgage loan proposed to be sold by Correspondent to Citicorp, Correspondent will deliver to Citicorp loan documentation in accordance with the procedures and requirements set forth in the Manual and Program Requirements. Citicorp may purchase mortgage loans with or without a complete review of the loan documentation. Citicorp's review of, or failure to review, the loan documentation shall not affect Citicorp's rights to demand repurchase of a mortgage loan or other relief provided by this Agreement.

         For each mortgage loan Citicorp agrees to purchase, Citicorp shall pay the amount agreed upon by Citicorp and Correspondent in accordance with the procedure set forth in the Manual ("Purchase Price"). Citicorp may offset against the Purchase Price any outstanding fees or other amounts owing from Correspondent to Citicorp in connection with the particular purchase or other transactions.

         As of the date Citicorp purchases each mortgage loan, Correspondent hereby transfers to Citicorp all of its rights and interest in and to the mortgage loan, including without limitation all documents held or subsequently acquired by Citicorp relating to the loan.

2.       REPRESENTATIONS AND WARRANTIES

         Correspondent makes the following representations and warranties:

         (a)      That it is a (corporation)/(banking
                  association)/(partnership)/(proprietorship)/(limited liability company/partnership) [cross out inapplicable choices] duly organized, validly existing and in good standing under the laws of the state of its incorporation or domicile or under Federal law; that it is authorized to do business in each state where it makes mortgage loans or where a property securing any of its mortgage loans is located; that all corporate or other actions and approvals necessary for the execution and performance of this Agreement have been taken and/or received; and that no consent from any third party is required for the execution and performance of this Agreement.

         (b) That, if required by applicable law, it is the holder of a valid lender, broker or other applicable license or licenses bearing number(s) __________________ issued by the State(s) of California, which Correspondent shall maintain in good standing throughout the term of this Agreement, and is in compliance with any mortgage lender or broker or other laws applicable to its activities under this Agreement.
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                  Correspondent agrees to provide Citicorp with copies of all such license(s) upon request by Citicorp.

         (c) If the Correspondent is a partnership, proprietorship or limited liability company or partnership, that the owners and senior officers of Correspondent consent to allow Citicorp to periodically investigate their backgrounds. The scope of background checks will include but not be limited to obtaining credit bureau reports. Correspondent acknowledges and shall notify all such owners and senior officers of Citicorp's right to obtain updates to all such background information on a periodic basis and the aforesaid individual(s) will, upon written request by Citicorp, execute all documents necessary to obtain such updates.

         (d) That it is thoroughly familiar with and will comply with all applicable Federal, State and local laws and regulations directly or indirectly relating to its activities under this Agreement (including but not limited to involvement of individuals convicted of crimes involving dishonesty or breach of trust).
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CORRESPONDENT
AGREEMENT
FORM 200

         (e) That Correspondent is an approved seller/servicer of conventional residential adjustable and fixed-rate mortgage loans for FNMA, FHLMC or FHA; that Correspondent is duly qualified, licensed, registered and otherwise authorized under all applicable laws and regulations and is in good standing to endorse, originate, sell mortgage loans to, and service mortgage loans in the jurisdiction(s) where the properties securing its mortgage loans are located for FNMA, FHLMC or FHA, and no event has occurred that would make Correspondent unable to comply with FNMA, FHLMC or FHA eligibility requirements or that would require notification to FNMA, FHLMC or FHA.

         (f) That Correspondent does not believe, nor does it have any reason or cause to believe, it cannot perform every covenant contained in this Agreement or continue to carry on its business substantially as now conducted; that it is solvent and the sale of mortgage loans will not cause it to become insolvent; that no action, suit, proceeding or investigation pending or threatened against Correspondent, either alone or in the aggregate, may result in its inability to carry on its business substantially as now conducted; and that the sale of mortgage loans under this Agreement is not undertaken with the intent to hinder, delay or defraud any of its creditors.

         (g) That Correspondent does not currently and will not in the future employ any entity or individual on the FHLMC exclusionary list.

         (h) That neither this Agreement nor any statement, report or other information provided or to be provided pursuant to this Agreement (including but not limited to the statements and information contained in the documentation for each mortgage loan purchased by Citicorp) contains or will contain any misrepresentation or untrue statement of fact or omits or will omit to state a fact necessary to make the information not misleading. The provisions of this sub-section shall not apply to information obtained from (i) appraisers, escrow agents, title companies, closers, credit reporting agencies or any other entity approved by Citicorp ("Approved Entity") unless Correspondent knows or has reason to believe that any information provided by such Approved Entity is not true, correct or valid in any material respect and (ii) the mortgage loan applicant(s) unless Correspondent knows, has reason to believe or, after performing its normal due diligence and quality control review, should have known that any information provided by the mortgage loan applicant(s) is not true, correct or valid in any material respect.

         (i) That the documentation for each mortgage loan sold to Citicorp shall be duly executed by the mortgagor and create a valid and legally binding obligation of the mortgagor and first lien on the property securing the loan; that the mortgage loan shall be fully enforceable and originated in accordance with the Manual and Program Requirements and all amendments and bulletins thereto which are in effect as of the mortgage loan closing date, serviced in accordance with FNMA, FHLMC or FHA requirements and industry standards, and subject to no defects, including but not limited to damage to the property securing the loan, lien imperfections or environmental risk.

         (j) That any third-party originators referring, or in any way involved with, any mortgage loan shall be at a minimum approved by Correspondent according to FNMA and FHLMC guidelines for approving third-party originators, as further described in the Manual.
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         (k)      That Correspondent has obtained the Manual and Program
                  Requirements and all amendments and bulletins thereto and has reviewed, or upon execution of this Agreement will promptly obtain and review them, and will comply with all instructions and criteria contained in such Manual and Program Requirements and all amendments and bulletins thereto. Both parties agree that the aforesaid Manual and Program Requirements and all amendments and bulletins to such Manual and Program Requirements shall be incorporated by reference herein and shall form part of this Agreement.

         (l) That Correspondent will immediately notify Citicorp if it (i) fails to maintain any license in violation of (b) above and/or
                  (ii) becomes subject to any enforcement and/or investigative proceeding by any licensing or regulatory authority or agency.

         (m) That Correspondent will promptly respond to or otherwise comply with Citicorp's reasonable request(s) for periodic financial statements of Correspondent and/or any of its principal owner(s).


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         3.       COSTS

                  Correspondent shall pay all costs and expenses incurred in connection with the transfer and delivery of mortgage loans, including but not limited to assignment preparation and recording fees, fees for title policy endorsements and continuations, and Correspondent's attorneys' fees.

         4.       ADVERTISING

                  Correspondent may advertise to the public the availability of lending programs, but may not in any way identify Citicorp in any advertising unless otherwise required by applicable law and Citicorp has given its advance written approval.

                  During the first twelve (12) months after the date any mortgage loan is purchased by Citicorp, Correspondent represents and warrants that Correspondent, Correspondent's employees, agents and/or affiliates will not, without the prior written permission of Citicorp, (i) use targeted advertising, solicit or otherwise directly encourage or incent the loan borrower(s) to refinance the mortgage loan that was purchased by Citicorp or (ii) sell or distribute any customer list incorporating the names of such loan borrower(s) to any outside party. Lender and Correspondent agree that nothing contained herein shall prohibit advertising or solicitation by Correspondent that is directed to the general public in the area where the mortgage loan borrower(s) reside(s).

         5.       TERM

                  This Agreement is for an initial one-year term and shall automatically renew for successive one-year terms, unless terminated pursuant to Section 7 of this Agreement.

         6.       RELATIONSHIP BETWEEN CITICORP AND CORRESPONDENT

                  This Agreement will not create any agency between Correspondent and Citicorp. Correspondent shall conduct its business under this Agreement as an independent contractor and shall have the rights and responsibilities of an independent contractor.

                  Citicorp shall not be responsible for any actions or omissions by Correspondent. Correspondent agrees it will not represent, orally, in writing, by implication or otherwise, that it can act in any capacity on behalf of Citicorp.

                  Citicorp is prescribing no marketing plan for Correspondent and exercises no control over the methods, operations and practices of Correspondent except as provided in this Agreement and the Manual and Program Requirements.

                  Correspondent acknowledges it is not selling or distributing Citicorp's services, and Citicorp has made no promise, representation or warranty regarding the profitability of any arrangement with Correspondent.

                  Correspondent acknowledges Citicorp will be providing Correspondent with valuable proprietary information ("Confidential Information"), including but not limited to information regarding Citicorp's products, programs, underwriting policies, procedures and customers. Except as necessary to perform its obligations under this Agreement or as required by law, Correspondent will not disclose any Confidential Information to any person outside Correspondent's
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                  organization and will limit access to this information within its organization on a strict "need to know" basis. Correspondent will require all of its employees and other agents to meet its obligations under this Agreement regarding Confidential Information.

         7.       TERMINATION

                  Citicorp may immediately terminate this Agreement without notice and Citicorp then will have no further obligations under this Agreement upon: (1) the failure of Correspondent to perform or abide by any term or obligation contained in this Agreement; (2) any representation or warranty made by Correspondent being found by Citicorp to be false or incorrect in any material respect; (3) commencement by or against Correspondent of any bankruptcy, insolvency or similar proceedings; (4) Citicorp's determination that Correspondent's actions contravene the terms of this Agreement or adversely impact Citicorp's activities or reputation; or (5) the failure of loans sold by Correspondent to Citicorp pursuant to this Agreement to satisfy Citicorp's expectations regarding loan quality and/or performance. Either party may terminate this Agreement for any other reason upon 10 days


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CORRESPONDENT
AGREEMENT
FORM 200

                  prior written notice to the other. In the event of termination, Correspondent shall fully cooperate with and assist Citicorp in obtaining the documentation necessary to complete the processing and full resolution of all matters (including but not limited to the delivery of all application and/or closed loan documents) relating to registered applications eligible for closing and all closed loans. In the event of termination, Citicorp will process loan registrations made on or before the termination date provided all such registrations comply in all material respects with Citicorp's loan origination and/or closing requirements related to each such loan registration.

         8.       ASSIGNMENT

                  Correspondent may not assign this Agreement or any of its responsibilities under this Agreement. Citicorp reserves the right, upon notice, to assign its obligations and responsibilities under this Agreement to any affiliated entity engaged in the business of residential financing.

         9.       NON-EXCLUSIVE AGREEMENT

                  Correspondent's rights under this Agreement are on a non-exclusive basis. Citicorp shall be free to market its products and services to, and to contract with, other parties and customers as it deems appropriate. Correspondent is under no obligation to submit mortgage loans for purchase by Citicorp.

         10.      INDEMNIFICATION

                  Correspondent agrees to indemnify and hold Citicorp harmless from any and all claims, actions and costs, including reasonable attorneys' fees and costs, arising from Correspondent's performance or failure to perform under the terms of this Agreement, or arising from any fraud, misrepresentation or breach of warranty or covenant under this Agreement or arising from Correspondent's advertisements, promotions or other activities. This indemnification shall extend to any action or inaction by employees, officers, agents, independent contractors or other representatives of Correspondent and shall survive the expiration and termination of this Agreement.

         11.      GOVERNING LAW

                  This Agreement shall be governed by the laws of the State of Missouri and applicable federal law.

         12.      NOTICE

                  All notices shall be in writing and shall be sent by registered, certified or first-class mail, postage fully prepaid. All notices addressed to Citicorp should be sent to:

                           Citicorp Mortgage, Inc.
                           12855 North Outer Forty Drive, MT-904
                           St. Louis, MO 63141
                           Attn.: Ms. Linda Schmersahl
                           or another address designated in writing by Citicorp from time to time.

                  All notices addressed to Correspondent should be sent to its office at:

                  E-Loan, Inc.
                  6200 Village Parkway #102
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                  Dublin CA 94568
                  Attn: Steve Majerus

                  or another address designated in writing by Correspondent from time to time.

         13.      ADVERSE ACTION NOTICE REQUIREMENTS

                  Correspondent agrees to provide adverse action notices as appropriate in accordance with the requirements of the Federal Equal Credit Opportunity Act and Federal Reserve Regulation B. In accordance with Regulation B 202.9(g), Correspondent agrees that in the event Citicorp reviews a mortgage loan application prior to closing by Correspondent and the application is not approved by Citicorp or Correspondent, Correspondent shall provide an adverse action and identify each creditor, including Citicorp, on whose behalf the notice is given.


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CORRESPONDENT
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         14.      MODIFICATION, MERGER, NO WAIVER OF RIGHTS

                  This Agreement may not be modified except in a writing signed by Citicorp and Correspondent. This Agreement (including the Manual and Program Requirements and all amendments and bulletins thereto) contains the entire agreement of the parties and supersedes all previous agreements (including all amendments thereto) between the parties hereto. Any representations, promises or agreements not contained in this Agreement shall have no effect. The failure of either party to exercise any right given to it under this Agreement or to insist on strict compliance of any obligation under this Agreement shall not constitute a waiver of any right, including the right to insist on strict compliance in the future.

         15.      CUSTOMER CONTACT

                  Prior to the purchase of the related mortgage loan, Citicorp may contact any loan borrower if Citicorp considers such contact reasonably necessary and appropriate for processing the loan purchase request.

         16.      CURE OR REPURCHASE

                  If Citicorp, in its sole and exclusive discretion, determines any mortgage loan purchased pursuant to this Agreement:

         (i) was underwritten and/or originated in violation of any term or condition of this Agreement, the Manual and/or Program Requirements and all amendments and bulletins thereto which was (or were) in effect as of the mortgage loan closing date;

         (ii) was or is capable of being rescinded by the applicable borrower(s) pursuant to the provisions of any applicable federal or state law or regulation including but not limited to the federal Truth-In-Lending Act; and/or

         (iii) must be repurchased from any secondary market investor (including but not limited to the Federal National Mortgage Association and Federal Home Loan Mortgage Corporation) due to a breach by Correspondent of any representation or warranty contained in this Agreement, the Manual and/or Program Requirements and all amendments and bulletins thereto.

                  Correspondent will, upon notification by Citicorp and/or such secondary market investor, (i) immediately correct or cure such defect within the time prescribed by Citicorp and/or any such secondary market investor to the full and complete satisfaction of Citicorp and/or any such secondary market investor or (ii) repurchase such defective loan from Citicorp or such secondary market investor at the price required by Citicorp or such secondary market investor ("Repurchase Price"). If Citicorp or such secondary market investor requests such repurchase, Correspondent shall, within ten (10) business days of Correspondent's receipt of such repurchase request, pay to Citicorp and/or such secondary market investor the Repurchase Price by cashier's check or wire transfer of immediately available federal funds. If such defective loan is owned by Citicorp at the time of repurchase by Correspondent, Citicorp shall, upon receipt of the Repurchase Price, release to Correspondent the related mortgage file and shall execute and deliver such instruments of transfer or assignment, in each case without recourse or warranty, as shall be necessary to vest in Correspondent or its designee title to the repurchased loan.
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                  Correspondent agrees and acknowledges that the provisions of this Section 16 do not, in any way, eliminate, diminish or impair Correspondent's indemnification obligations contained in Section 10.

         17.      ON-SITE REVIEW

                  Correspondent shall permit any employee or designated representative of Citicorp, at any reasonable time during regular business hours and upon reasonable advance written notice by Citicorp, to examine and make audits of any of the processes implemented and documents kept by Correspondent regarding any loan purchased by Citicorp pursuant to this Agreement and to reproduce and take copies of any such documents.

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         18.      AUTHORITY TO EXECUTE AGREEMENT

                  Correspondent represents and warrants that it has all requisite power, authority and capacity to enter into this Agreement and to perform all obligations required of it hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have each been duly and validly authorized by all necessary action(s). Correspondent shall, upon request by Citicorp, execute such supplemental resolutions, acknowledgments and/or certifications as may be reasonably necessary to evidence such power, authority and capacity.

                  IN WITNESS WHEREOF, the parties have signed this Agreement.

CITICORP MORTGAGE, INC.                      E - Loan, Inc.
                                             (CORRESPONDENT)

By:/s/ Robert Wetherell                      By:/s/ Steve Majerus
   -------------------------------              --------------------------------
Title  Vice President                        Title Director, Mortgage Banking
     -----------------------------                ------------------------------
Date 7/31/98                                 Date 6/15/98
    ------------------------------               -------------------------------

NOTE THE TEXT OF THIS AGREEMENT MAY NOT BE CHANGED IN ANY MANNER WHATSOEVER WITHOUT THE PRIOR WRITTEN PERMISSION OF CITICORP.


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Correspondent Program
RESOLUTION
OF BOARD OF
DIRECTORS
FORM 102

                                         of E Loan, Inc.
                                        (Name of Correspondent)

RESOLVED that

Chris Larsen                              the CEO, and
(Name)                                            (Title)

Jarina Pawlowski                         the President, and
(Name)                                            (Title)

Steven M. Majerus                        the Director, Mortgage Banking, and
(Name)                                           (Title)

Frank Murnane                            the CFO, and
(Name)                                            (Title)

         of this corporation, or any one or more of them or their duly elected or appointed successors in office, be and each of them is hereby authorized and empowered in the name of and on behalf of this corporation and under its corporate seal, from time to time while this resolution is in effect, to execute any and all agreements, contracts, assignments, endorsements and issuance of checks or drafts, reports, mortgage documents, and other papers in connection with documents, and furnish any information required or deemed necessary or proper by Citicorp Mortgage, Inc., in connection with the foregoing.

                                  CERTIFICATION

         I HEREBY CERTIFY that the foregoing is a true and correct copy of a resolution presented to and adopted by the Board of Directors of E Loan Inc. at a meeting duly called and held at Palo Alto, CA on the 15th day of June, 1998, at which a quorum was present and voted, and that such resolution is duly recorded in the minute book of this corporation; that the officers named in said resolution have been duly elected or appointed to, and are the present incumbents of, the respective offices set after their respective names.

         (Corporate Seal)

                                                   /s/ Signature Illegible

                                                   Assistant Secretary

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